Exhibit 1

Execution Copy

AMEREN CORPORATION

7,549,205 SHARES

COMMON STOCK

Underwriting Agreement

August 5, 2019

GOLDMAN SACHS & CO. LLC

200 WEST STREET

NEW YORK, NEW YORK 10282

Ladies and Gentlemen:

Ameren Corporation, a Missouri corporation (the “Company”), hereby confirms its agreement (this “Agreement”) with Goldman Sachs & Co. LLC (in such capacity, the “Underwriter”), the Forward Seller (as defined herein) and the Forward Purchaser (as defined herein), with respect to, subject to Section 12 hereof, the sale (the “Forward Sale”) by Goldman Sachs & Co. LLC (in such capacity, the “Forward Seller”) of 7,549,205 shares of Common Stock, $.01 par value per share (the “Common Stock”), of the Company (the “Forward Securities”) and the purchase by the Underwriter of the Forward Securities.

In connection with the Forward Sale, Goldman Sachs & Co. LLC in its capacity as a party to the Forward Sale Agreement (as defined herein) (as such, the “Forward Purchaser”), has entered into a letter agreement, dated the date hereof (the “Forward Sale Agreement”), with the Company, pursuant to which the Company has agreed to sell, and the Forward Purchaser has agreed to purchase, a number of shares of Common Stock equal to the number of Forward Securities sold by the Forward Seller pursuant to this Agreement, subject to the terms and conditions of the Forward Sale Agreement, including the Company’s right to elect Cash Settlement or Net Share Settlement (each as defined in the Forward Sale Agreement).

The Forward Securities and any Company Top-Up Securities (as defined herein) are hereinafter collectively referred to as the “Securities.” This Agreement and the Forward Sale Agreement are hereinafter collectively referred to as the “Transaction Documents.”

1.    Purchase and Sale.    (a) On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth:

(i)    the Forward Seller agrees to sell to the Underwriter, and the Underwriter shall purchase from the Forward Seller, at a purchase price of $74.18 per share (the “Purchase Price”), the Forward Securities; and

(ii)    the Company agrees to sell to the Underwriter, and the Underwriter shall purchase from the Company, at the Purchase Price, the Company Top-Up Securities, if any.

(b)    If (i) all of the “Conditions to Effectiveness” set forth in Section 3 of the Forward Sale Agreement are not satisfied on or prior to the Closing Date (as defined herein), (ii) the Company has not performed all of the obligations required to be performed by it under this Agreement on or prior to the Closing Date or (iii) any of the conditions set forth in Section 8 hereof have not been satisfied on or prior to the Closing Date (clauses (i) through (iii) of this Section 1(b), together, the “Conditions”), the Forward Seller, in its sole discretion, may elect not to borrow and deliver for sale to the Underwriter the Forward Securities otherwise deliverable by the Forward Seller hereunder. In addition, if in the Forward Purchaser’s good faith and commercially reasonable judgment, (A) it or its affiliate is unable to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the number of Forward Securities to be sold by the Forward Seller to the Underwriter hereunder or (B) it or its affiliate would incur a Stock Loan Fee (as defined under the Forward Sale Agreement) of more than a rate equal to 200 basis points per annum to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the number of Forward Securities to be sold by the Forward Seller to the Underwriter hereunder, then, in each case, the Forward Seller shall only be required to deliver for sale to the Underwriter at the Closing Date the aggregate number of shares of Common Stock that the Forward Seller is able to so borrow at or below such Stock Loan Fee.

(c)    If the Forward Seller elects pursuant to Section 1(b) not to borrow and deliver for sale to the Underwriter at the Closing Date the total number of Forward Securities otherwise deliverable by it hereunder, then the Forward Seller shall use its commercially reasonable efforts to notify the Company no later than 5:00 p.m., New York City time, on the business day immediately preceding the Closing Date. For purposes of this Agreement, “business day” means any day on which the New York Stock Exchange (the “NYSE”) is open for bidding.

2.    Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriter, the Forward Seller and the Forward Purchaser that:

(a)    The Company meets the requirements for the use of an “automatic shelf registration statement”, as defined under Rule 405 under the Securities Act of 1933, as amended (the “1933 Act”), and such registration statement on Form S-3 (File No. 333-222108) in respect of the Securities has been filed with the Securities and Exchange Commission (the “SEC”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing with the SEC; no stop order suspending the effectiveness of such registration statement, any post-effective amendment thereto or any part thereof has been issued and no proceeding for that purpose or pursuant to Section 8A of the 1933 Act against the Company or relating to the offering of the Securities has been initiated or threatened by the SEC, and no notice of objection of the SEC to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act has been received by the Company (any prospectus related to the Company included in such registration statement at the time it became effective that omits Rule 430 Information (as defined herein) or any preliminary prospectus supplement (together with the accompanying prospectus) used in connection with the offering and sale of the Securities that is deemed to be part of and included in such registration statement pursuant to Rule 430B(e) under the 1933 Act, is hereinafter called a “Preliminary Prospectus”); the various parts of such registration statement and any post-effective amendment thereto, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in such registration statement at the time such part of such registration statement became effective but excluding any Form T-1, each as amended at the time such part of such registration statement became effective, and including any information omitted from such registration statement at the time such part of such registration statement became effective but that is deemed to be part of such registration statement pursuant to Rule 430A, Rule 430B or Rule 430C under the 1933 Act at the time set forth therein (“Rule 430 Information”) are hereinafter collectively called the “Registration Statement”; the prospectus and prospectus supplement in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the 1933 Act) in connection with confirmation of sales of the Securities and filed by the Company with the SEC pursuant to Rule 424(b) under the 1933 Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, as of the effective date of the Registration Statement applicable to the Company and for the Securities pursuant to Rule 430B(f)(2) under the 1933 Act, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be; and any reference to any amendment or supplement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to include any documents filed after the effective date of the Registration Statement applicable to the Company and for the Securities pursuant to Rule 430B(f)(2) under the 1933 Act or the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations of the SEC thereunder, and incorporated by reference in the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be.

(b)    No order preventing or suspending the use of any Preliminary Prospectus or any “issuer free writing prospectus” as defined in Rule 433 under the 1933 Act relating to the Securities (hereinafter called an “Issuer Free Writing Prospectus”) has been issued by the SEC, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the 1933 Act, and the rules and regulations of the SEC thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein.

(c)    For the purposes of this Agreement, the “Applicable Time” is 6:45 p.m., New York City time, on the date of this Agreement; a Preliminary Prospectus dated August 5, 2019, as amended or supplemented immediately prior to the Applicable Time (including the documents incorporated therein by reference as of the Applicable Time) (the “Pricing Prospectus”) together with each Issuer Free Writing Prospectus listed on Schedule II(a) hereto and the information set forth on Schedule II(c) hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time and as of the Closing Date, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(b) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein.

(d)    The documents incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus, when they became effective or were filed with the SEC, as the case may be, conformed in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the SEC thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the SEC, as the case may be, will conform in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the SEC thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein.

(e)    The Registration Statement, the Pricing Prospectus and the Prospectus conform, and any further amendments or supplements to the Registration Statement, the Pricing Prospectus or the Prospectus will conform, in all material respects to the requirements of the 1933 Act and the rules and regulations of the SEC thereunder and do not and will not, as of the latest date as of which any part of the Registration Statement relating to the Securities became, or is deemed to have become, effective under the 1933 Act in accordance with the rules and regulations of the SEC thereunder as to the Registration Statement and any amendment thereto, and as of their respective dates as to the Pricing Prospectus and the Prospectus and any amendment or supplement thereto, and as of the Closing Date as to the Prospectus, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use in the Registration Statement, the Pricing Prospectus or the Prospectus.

(f)    The Company Top-Up Securities, if any, have been duly authorized and reserved for issuance, sale and delivery by the Company and, if and when the Company Top-Up Securities are issued, sold and delivered by the Company pursuant to this Agreement, the Company Top-Up Securities will be validly issued, fully paid and non-assessable, and the issuance, sale and delivery of such Company Top-Up Securities will not be subject to any preemptive or similar rights. The Securities will conform in all material respects to the description thereof contained in the Pricing Disclosure Package and the Prospectus. The maximum number of shares of Common Stock deliverable to the Forward Purchaser in the aggregate pursuant to the Forward Sale Agreement, whether pursuant to Physical Settlement, Net Share Settlement, as a result of an Acceleration Event (as such terms are defined in the Forward Sale Agreement) or otherwise (the “Issuable Securities”), have been duly authorized and reserved for issuance and, when issued and delivered by the Company to the Forward Purchaser pursuant to the Forward Sale Agreement against payment of any consideration required to be paid by the Forward Purchaser pursuant to the terms of the Forward Sale Agreement, such shares of Common Stock will be validly issued, fully paid and non-assessable, and the issuance, sale and delivery thereof will not be subject to any preemptive or similar rights.

(g)    This Agreement has been duly authorized, executed and delivered by the Company. The Forward Sale Agreement has been duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery of the Forward Sale Agreement by the Forward Purchaser, the Forward Sale Agreement will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, receivership, liquidation, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(h)    The Company has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of the State of Missouri, with corporate power and authority to own or lease its properties and conduct its business as described in the Pricing Prospectus and the Prospectus and to execute, deliver and perform its obligations under, or as contemplated by, the Transaction Documents and to do all and any of the acts necessary in connection with or arising from the transactions contemplated hereby and thereby; and the Company is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the general affairs, business prospects, management, financial position, shareholders’ equity or consolidated results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(i)    Each significant subsidiary (as defined in Rule 405 under the 1933 Act) of the Company (as listed on Schedule III hereto) (each, a “Significant Subsidiary”), has been duly organized and is validly existing and is in good standing under the laws of the jurisdiction of its organization, with corporate power and authority to own or lease its properties and conduct its business as described in the Pricing Prospectus and the Prospectus; each such Significant Subsidiary is duly qualified to do business and is in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and all of the issued and outstanding common stock or other ownership interests of each Significant Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable, and all of such common stock is owned by the Company, directly or indirectly, free from liens, encumbrances and defects of title.

(j)    Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited consolidated financial statements incorporated by reference in the Pricing Prospectus and the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as disclosed or contemplated in the Pricing Prospectus and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Pricing Prospectus and the Prospectus, (i) neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company and its subsidiaries, taken as a whole, and (ii) there has not been any decrease in the shareholders’ equity of the Company (except for regular quarterly dividends, retained earnings and newly issued shares issued pursuant to the Company’s employee benefit or compensation plans or nonemployee director stock plan or the Company’s dividend reinvestment and stock purchase plan), any increase in long-term debt of the Company or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or consolidated results of operations of the Company and its subsidiaries, taken as a whole, in each case, other than as disclosed or contemplated in the Pricing Prospectus and the Prospectus.

(k)    The offering and sale of the Securities, as contemplated by this Agreement, and the compliance by the Company with all of the provisions of the Transaction Documents (including the issuance and delivery of the Issuable Securities), and the consummation of the transactions herein and therein contemplated, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, (ii) result in any violation of the provisions of the articles of incorporation or by-laws of the Company or any of its Significant Subsidiaries or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a material adverse effect on the consummation of the transactions contemplated by the Transaction Documents; the execution, delivery and performance of the Transaction Documents and the consummation of the transactions herein and therein contemplated will not require the approval or consent of any holder or trustee of any debt or other obligations or securities of the Company which will not have been obtained; and no consent, approval, authorization, order, registration, filing or qualification of or with any court or governmental agency or body is required for the offering, issuance and/or sale of the Securities, or the performance by the Company of its obligations under the Transaction Documents (including the issuance and delivery of the Issuable Securities), except such as have been, or will have been prior to the Closing Date, obtained or made under the 1933 Act and such consents, approvals, authorizations, orders, registrations, filings or qualifications as may be required under state securities or blue sky laws of any jurisdiction (including non-U.S. jurisdictions).

(l)    The Company has an authorized capitalization as set forth in the Pricing Prospectus and the Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.

(m)    Neither the Company nor any of its Significant Subsidiaries is (i) in violation of its articles of incorporation or by-laws, (ii) to the best knowledge of the Company, after due inquiry, other than as disclosed in the Pricing Prospectus and the Prospectus, in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or its Significant Subsidiaries (including, without limitation, such applicable laws, ordinances, administrative or governmental rules or regulations administered or promulgated by the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission, the SEC, the Environmental Protection Agency, the Illinois Commerce Commission and the Missouri Public Service Commission), the violation of which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or of any decree of any court or governmental agency or body having jurisdiction over the Company or such Significant Subsidiaries, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which default would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n)    Other than as disclosed in the Pricing Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Significant Subsidiaries is a party or of which any property of the Company or any of its Significant Subsidiaries is the subject which, if determined adversely to the Company or that Significant Subsidiary, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and, to the Company’s knowledge, no such proceedings are threatened by governmental authorities or others.

(o)    The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Common Stock,” insofar as they purport to constitute a summary of the terms of the Common Stock, under the caption “Certain U.S. Federal Tax Considerations for Non-U.S. Holders” and under the captions “Underwriting (Conflicts of Interest)” and “Plan of Distribution” (except with respect to the information under the captions Underwriting (Conflicts of Interest)—Selling Restrictions” and “Underwriting (Conflicts of Interest)—Certain Relationships” and information in the second paragraph under the caption “Underwriting (Conflicts of Interest)—Conflicts of Interest”), insofar as they purport to describe the provisions of the laws and documents referred to therein, including, without limitation, the Forward Sale Agreement, are accurate, complete and fair.

(p)    The consolidated financial statements of the Company incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus fairly present the financial condition of the Company as of the dates indicated and the results of the Company’s operations and cash flows for the periods therein specified and have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise indicated therein; and the interactive data in eXtensible Business Reporting Language filed as exhibits to the periodic reports incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto.

(q)    PricewaterhouseCoopers LLP (the “Accountants”), who have audited certain financial statements of the Company and its subsidiaries, and have audited the Company’s internal control over financial reporting, is an independent registered public accounting firm with respect to the Company as required by the 1933 Act and the rules and regulations of the SEC thereunder and the Public Company Accounting Oversight Board (United States).

(r)    The Company is not and, as a result of and after giving effect to the transactions contemplated by the Transaction Documents (including, without limitation, (i) the issuance, sale and delivery of the Company Top-Up Securities, if any, and (ii) the issuance, sale and delivery of shares of Common Stock upon settlement of the Forward Sale Agreement and the application of the proceeds therefrom, if any, upon such settlement, as described in the Pricing Disclosure Package and the Prospectus), will not be an “investment company,” or an entity “controlled” by an investment company, as such terms are defined in the Investment Company Act of 1940, as amended.

(s)    Except as disclosed in the Pricing Prospectus and the Prospectus, or except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its Significant Subsidiaries (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) are in compliance with all terms and conditions of any such permit, license or approval.

(t)    The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that complies with the requirements of the 1934 Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and, except as disclosed in the Pricing Prospectus and the Prospectus, the Company’s internal control over financial reporting as of June 30, 2019 was effective and the Company is not aware of any material weaknesses in the Company’s internal control over financial reporting since that date.

(u)    Except as disclosed in the Pricing Prospectus and the Prospectus, since June 30, 2019, to the knowledge of the Chief Accounting Officer of the Company, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(v)    The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act) that comply with the requirements of the 1934 Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; such disclosure controls and procedures as of June 30, 2019 were effective; and since June 30, 2019, to the knowledge of the Chief Accounting Officer of the Company, there has been no change in the Company’s disclosure controls and procedures that has materially affected, or is reasonably likely to materially affect, the Company’s disclosure controls and procedures.

(w)    (A) (i) At the time of the initial filing of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the 1933 Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the 1933 Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the 1933 Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the 1933 Act.

(x)    The Company and each of its Significant Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Pricing Disclosure Package (including without limitation the mortgages of certain of the Significant Subsidiaries) or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Significant Subsidiaries or as could not reasonably be expected to have a Material Adverse Effect; and all assets held under lease by the Company and its Significant Subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company and its subsidiaries and as could not reasonably be expected to have a Material Adverse Effect.

(y)    The Company maintains policies and procedures designed to ensure compliance by the Company, its subsidiaries and their respective directors, officers, employees and agents with all laws, rules and regulations of any jurisdiction applicable to the Company or its subsidiaries from time to time concerning or relating to bribery, corruption or money laundering (collectively, “Anti-Corruption Laws”) and applicable economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administrated by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State (the “State Department”), or by the United Nations Security Council (the “UNSC”), the European Union (the “EU”) or Her Majesty’s Treasury of the

United Kingdom (collectively, “Sanctions”), and the Company and its subsidiaries and, to the knowledge of the Company, their respective officers, employees, directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions; none of (A) the Company, any of its subsidiaries or to the knowledge of the Company, any of their respective directors, officers or employees, or (B) to the knowledge of the Company, any agent of the Company or any of its subsidiaries that will act in any capacity in connection with, or benefit from, this Agreement, is (i) a person listed in any Sanctions-related list of designated persons maintained by OFAC or the State Department, or by the UNSC, the EU or any EU member state, (ii) a person operating, organized or resident in a country or territory that is itself the subject or target of any Sanctions or (iii) any person 50% or more owned or controlled by any such person or persons.

(z)    The Company will not, directly or indirectly, use any proceeds of the offering and sale of the Company Top-Up Securities or any proceeds received upon settlement of the Forward Sale Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity to fund any activities of or business with any person or entity that, at the time of such funding, is the subject of Sanctions.

(aa)    Except as disclosed in the Pricing Prospectus and the Prospectus or except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the Company’s knowledge, there has been no security breach or other compromise of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers and vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”). Except as disclosed in the Pricing Prospectus and the Prospectus or except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to the IT Systems and Data. The Company and its subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices. The Company and its subsidiaries have policies and procedures in place designed to ensure the integrity and security of the IT Systems and Data and comply with such policies and procedures in all material respects.

3.    Representations and Warranties of the Forward Seller. The Forward Seller represents and warrants to the Company and the Underwriter as of the date hereof and as of the Closing Date as follows:

(a)    This Agreement has been duly authorized, executed and delivered by the Forward Seller, and, as of the Closing Date, the Forward Seller will have the full right, power and authority to sell, transfer and deliver the Forward Securities that it is required to sell, transfer and deliver to the extent that it is required to transfer such Forward Securities hereunder.

(b)    The Forward Sale Agreement has been duly authorized, executed and delivered by the Forward Purchaser, and assuming due authorization, execution and delivery of the Forward Sale Agreement by the Company, the Forward Sale Agreement will constitute a valid and binding agreement of the Forward Purchaser, enforceable against the Forward Purchaser in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, receivership, liquidation, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c)    The Forward Seller, at the Closing Date, will have the free and unqualified right to transfer the number of Forward Securities that it is required to deliver to the extent that it is required to transfer such Forward Securities hereunder, free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction on voting or transfer or any other claim of any third party; and upon delivery of such Forward Securities and payment of the purchase price therefor, as herein contemplated, assuming the Underwriter has no notice of any adverse claim, the Underwriter will have the free and unqualified right to transfer any such Forward Securities purchased by it from the Forward Seller, free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction on voting or transfer or any other claim of any third party.

4.    Offering; Time and Place of Closing; Delivery of Securities.

(a)    The Underwriter has advised the Company and the Forward Seller that the Underwriter proposes to make a public offering of the Securities as soon after the effectiveness of this Agreement as in its judgment is advisable. The Underwriter has further advised the Company that the Underwriter will offer the Securities to the public upon the terms set forth in the Pricing Disclosure Package and the Prospectus.

(b)    Delivery of the Forward Securities (by the Forward Seller) and/or the Company Top-Up Securities (by the Company) and payment therefor to the Forward Seller (with respect to the Forward Securities) and/or the Company (with respect to the Company Top-Up Securities) by wire transfer of immediately available funds shall be made at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178, at 10:00 A.M., New York City time, on August 7, 2019 or at such other time on the same or such other day as shall be agreed upon by the Company, the Underwriter, the Forward Seller and the Forward Purchaser. The hour and date of such delivery and payment are herein called the “Closing Date.” Payment shall be made to the Company, in the case of any Company Top-Up Securities, and to the Forward Seller, in the case of the Forward Securities, by wire transfer of immediately available funds to the account specified by the Company or the Forward Seller, as applicable, to the Underwriter against delivery to the account of the Underwriter of certificates (or book-entry credits) for the related Securities to be purchased by it. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Underwriter shall otherwise instruct. Certificates (or book-entry credits) for the Securities shall be registered in such names and in such denominations as the Underwriter may request upon at least forty-eight hours prior notice to the Company and the Forward Seller. The Company and the Forward Seller agree to make the certificates (if any) for the Securities available to the Underwriter for checking not later than 2:30 P.M., New York City time, on the last business day preceding the Closing Date at such place as may be agreed upon between the Underwriter, the Company and the Forward Seller, or at such other time and/or date as may be agreed upon between the Underwriter, the Company and the Forward Seller.

5.    Covenants of the Company. The Company agrees with the Underwriter, the Forward Seller and the Forward Purchaser:

(a)    To prepare the Prospectus in a form approved by the Underwriter, the Forward Seller and the Forward Purchaser and to file such Prospectus pursuant to Rule 424(b) under the 1933 Act not later than the SEC’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 424(b) under the 1933 Act; to make no further amendment or any supplement to the Registration Statement, the Pricing Prospectus, any Issuer Free Writing Prospectus or the Prospectus prior to the Closing Date which shall be disapproved by the Underwriter, the Forward Seller or the Forward Purchaser promptly after reasonable notice thereof; to advise the Underwriter, the Forward Seller and the Forward Purchaser, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed with the SEC and to furnish the Underwriter, the Forward Seller and the Forward Purchaser with copies thereof; to file promptly all material required to be filed by the Company with the SEC pursuant to Rule 433(d) under the 1933 Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is required in connection with the offering or sale of the Securities; to promptly notify the Underwriter, the Forward Seller and the Forward Purchaser of any written notice given to the Company by any of Moody’s Investors Service, Inc. or S&P Global Ratings, a division of S&P Global Inc. (each, a “Rating Agency”) of any intended decrease in any rating of any securities of the Company or of any intended change in any such rating that does not indicate the direction of the possible change of any such rating, in each case by any such Rating Agency; to advise the Underwriter, the Forward Seller and the Forward Purchaser, promptly after it receives notice thereof, of the issuance by the SEC of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A of the 1933 Act against the Company or relating to the offering of the Securities, or of any request by the SEC for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any Preliminary Prospectus or other prospectus relating to the Securities or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order.

(b)    If at any time prior to the Closing Date (A) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (B) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Underwriter, the Forward Seller and the Forward Purchaser thereof and forthwith prepare and file with the SEC (to the extent required) and furnish to the Underwriter, the Forward Seller and the Forward Purchaser and to such dealers as the Underwriter may designate, such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that the Pricing Disclosure Package will comply with law.

(c)    For so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is required in connection with the offering or sale of the Securities, to furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the Securities for offer and sale under the securities or blue sky laws of such jurisdictions as the Underwriter may reasonably designate and to file and make in each year such statements or reports as are or may be reasonably required by the laws of such jurisdictions; provided, however, that the Company shall not be required to qualify as a foreign corporation, qualify as a dealer in securities or file a general consent to service of process under the laws of any jurisdiction.

(d)    (i) If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriter, prior to the Renewal Deadline, to file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to the Underwriter, the Forward Seller and the Forward Purchaser, (ii) if the Company is no longer eligible to file an automatic shelf registration statement, prior to the Renewal Deadline, if it has not already done so, to file a new shelf registration statement relating to the Securities, in a form satisfactory to the Underwriter, the Forward Seller and the Forward Purchaser, and will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline and (iii) to take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities (references herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be).

(e)    If at any time when the Securities remain unsold by the Underwriter the Company receives from the SEC a notice pursuant to Rule 401(g)(2) under the 1933 Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, to (i) promptly notify the Underwriter, the Forward Seller and the Forward Purchaser, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form satisfactory to the Underwriter, the Forward Seller and the Forward Purchaser, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Underwriter, the Forward Seller and the Forward Purchaser of such effectiveness; and to take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible (references herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be).

(f)    To promptly furnish the Underwriter, the Forward Purchaser and the Forward Seller with electronic copies of the Prospectus and each Issuer Free Writing Prospectus prepared by the Company (to the extent not previously delivered), as amended or supplemented, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is required at any time in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act), such Pricing Disclosure Package or such Issuer Free Writing Prospectus as then amended or supplemented is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the 1934 Act any document incorporated by reference in the Prospectus in order to comply with the 1933 Act or the 1934 Act, to notify the Underwriter, the Forward Seller and the Forward Purchaser and upon their request to file such document and to prepare and furnish without charge to the Underwriter, the Forward Seller and the Forward Purchaser and to any dealer in securities as many written and electronic copies as the Underwriter, the Forward Seller or the Forward Purchaser may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, or, if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Underwriter, the Forward Seller and the Forward Purchaser thereof and forthwith prepare and, subject to Section 5(a) above, file with the SEC (to the extent required) and furnish to the Underwriter, the Forward Seller and the Forward Purchaser and to such dealers as the Underwriter may designate, such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or so that the Pricing Disclosure Package will comply with law; and in case the Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon the Underwriter’s request but at the expense of the Underwriter, to prepare and deliver to the Underwriter as many written and electronic copies as the Underwriter may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the 1933 Act.

(g)    In accordance with Rule 158 under the 1933 Act, to make generally available to its security holders and to holders of the Securities, as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the 1933 Act), an earning statement of the Company (which need not be audited) complying with Section 11(a) of the 1933 Act and the rules and regulations of the SEC thereunder (including, at the option of the Company, Rule 158 under the 1933 Act).

(h)    Upon request of the Underwriter, to furnish, or cause to be furnished, to the Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by the Underwriter for the purpose of facilitating the on-line offering of the Securities (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

(i)    To apply any proceeds received by it from the offering and sale of the Company Top-Up Securities and any proceeds received upon settlement of the Forward Sale Agreement, in each case, for the purposes set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(j)    During a period of 60 days from the date of the Prospectus, to not, without the prior written consent of the Underwriter, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap, or any other agreement or any transaction, that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities and any Issuable Securities, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion or exchange of a security outstanding on the date hereof, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit or compensation plans of the Company (or the filing of a registration statement under the 1933 Act with respect thereto), or (D) any shares of Common Stock issued pursuant to any existing nonemployee director stock plan or dividend reinvestment and stock purchase plan of the Company (or the filing of a registration statement under the 1933 Act with respect thereto).

6.    Issuer Free Writing Prospectuses.

(a)    (i) The Company represents and agrees that, other than any Issuer Free Writing Prospectuses listed on Schedule II(a) or (b) hereto, without the prior consent of the Underwriter, the Forward Seller and the Forward Purchaser, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act;

(ii)    the Underwriter represents and agrees that, without the prior consent of the Company, other than one or more term sheets relating to the Securities that are not Issuer Free Writing Prospectuses and which contain preliminary terms of the Securities and related customary information and any free writing prospectus that is not required to be filed with the SEC listed on Schedule II(b) hereto, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus; and

(iii)    any such free writing prospectus the use of which has been consented to by the Underwriter, the Forward Seller and the Forward Purchaser is listed on Schedule II(a) or (b) hereto.

(b)    The Company has complied and will comply with the requirements of Rule 433 under the 1933 Act applicable to any Issuer Free Writing Prospectus, including timely filing with the SEC or retention where required and legending.

7.    Payment of Expenses. Whether or not any sale of the Securities is consummated, the Company covenants and agrees with the Underwriter, the Forward Purchaser and Forward Seller that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and the Accountants in connection with the registration of the Securities under the 1933 Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Pricing Disclosure Package and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter, the Forward Purchaser, the Forward Seller and any dealers; (ii) the applicable SEC filing fees relating to the Securities within the time required by Rule 456(b)(1) under the 1933 Act without regard to the proviso thereof; (iii) the cost of printing or producing any agreement among underwriters, this Agreement and the Forward Sale Agreement, any blue sky surveys, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iv) all expenses (not to exceed $5,000) in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(c) hereof, including the fees and disbursements of Pillsbury Winthrop Shaw Pittman LLP, New York, New York (“Underwriter’s Counsel”) in connection with such qualification and in connection with any such blue sky surveys; (v) any filing fees incident to, and the fees and disbursements of Underwriter’s Counsel in connection with, any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Securities; (vi) the cost of preparing certificates for the Securities; (vii) the fees and expenses incurred in connection with the listing of the Issuable Securities and the Company Top-Up Securities on the NYSE; (viii) the fees and expenses of any transfer agent or registrar for the Securities; and (ix) all other costs and expenses incurred by the Company incident to the performance of the Company’s obligations hereunder that are not otherwise specifically provided for in this Section 7. It is understood, however, that, except as provided in this Section 7 and Sections 9 and 13 hereof, (x) the Underwriter will pay all of its own costs and expenses, including the fees of Underwriter’s Counsel and any advertising expenses in connection with any offers the Underwriter may make, and (y) the Forward Seller and the Forward Purchaser will pay all of their own costs and expenses, including the fees of Davis Polk & Wardwell LLP, counsel for the Forward Seller and the Forward Purchaser.

8.    Conditions to Underwriter’s and Forward Seller’s Obligations. The obligations of the Underwriter to purchase and pay for the Securities and the obligations of the Forward Seller to deliver and sell the Forward Securities, as the case may be, hereunder, shall be subject, in the discretion of the Underwriter and the Forward Seller, respectively, to the condition that all representations and warranties and other statements of the Company contained herein are, at and as of the Applicable Time and the Closing Date, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed at and as of the Closing Date, as the case may be, and the following additional conditions:

(a)    The Prospectus shall have been filed with the SEC pursuant to Rule 424(b) under the 1933 Act within the applicable time period prescribed for such filing by the rules and regulations under the 1933 Act and in accordance with Section 5(a) hereof; any material required to be filed by the Company pursuant to Rule 433(d) under the 1933 Act related to the offering of the Securities shall have been filed with the SEC within the applicable time period prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the 1933 Act against the Company or related to the offering of the Securities shall have been initiated or threatened by the SEC and no notice of objection of the SEC to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the SEC; and all requests for additional information on the part of the SEC shall have been complied with to the reasonable satisfaction of the Underwriter, the Forward Seller and the Forward Purchaser.

(b)    At the Closing Date, Underwriter’s Counsel shall have furnished to the Underwriter, the Forward Seller and the Forward Purchaser an opinion, dated the Closing Date, with respect to such matters as the Underwriter, the Forward Seller or the Forward Purchaser may reasonably request, and Underwriter’s Counsel shall have received such documents and information as it may reasonably request to enable it to pass upon such matters. In rendering such opinion, Underwriter’s Counsel may (i) state that such opinion is limited to matters covered by the federal laws of the United States of America and (ii) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

(c)    The Underwriter, the Forward Seller and the Forward Purchaser shall have received the favorable opinions dated the Closing Date of:

(i)    Craig W. Stensland, Esq., Senior Corporate Counsel of Ameren Services Company, in the form attached as Exhibit B hereto (x) with such changes therein as may be agreed upon by the Company, the Underwriter, the Forward Seller and the Forward Purchaser with the approval of Underwriter’s Counsel, and (y) if the Pricing Disclosure Package shall be supplemented after being furnished to the Underwriter, the Forward Seller and the Forward Purchaser for use in offering the Securities, with changes to reflect such supplementation (and it being understood that such opinion will be modified appropriately to the extent any Company Top-Up Securities are issued by the Company); and

(ii)    Morgan, Lewis & Bockius LLP, in the form attached as Exhibit C hereto (x) with such changes therein as may be agreed upon by the Company, the Underwriter, the Forward Seller and the Forward Purchaser with the approval of Underwriter’s Counsel, and (y) if the Pricing Disclosure Package shall be supplemented after being furnished to the Underwriter, the Forward Seller and the Forward Purchaser for use in offering the Securities, with changes to reflect such supplementation (and it being understood that such opinion will be modified appropriately to the extent any Company Top-Up Securities are issued by the Company).

(d)    On the date of this Agreement and at the Closing Date, the Accountants shall have furnished to the Underwriter letters, dated the date of this Agreement and the Closing Date, respectively, in form and substance satisfactory to the Underwriter with respect to the consolidated financial statements of the Company and its subsidiaries incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus.

(e)    (i) Neither the Company nor any of its subsidiaries shall have sustained, since the date of the most recent audited consolidated financial statements included or incorporated by reference in the Pricing Prospectus, any loss or interference with their business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as disclosed in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus, there shall not have been any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or consolidated results of operations of the Company and its subsidiaries, taken as a whole, other than as disclosed or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Underwriter so material and adverse as to make it impracticable or inadvisable to proceed with the public offering, sale or delivery of the Securities on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus.

(f)    At the Closing Date, the Company Top-Up Securities, if any, to be delivered on the Closing Date, and the Issuable Securities, shall have been approved for listing on the NYSE, subject to official notice of issuance.

(g)    At the date of this Agreement, the Underwriter shall have received an agreement substantially in the form of Exhibit A hereto signed by the persons listed on Schedule I hereto.

(h)    On or after the Applicable Time, (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any Rating Agency, and (ii) no such Rating Agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities, unless such surveillance or review has been publicly announced prior to the Applicable Time.

(i)    On or after the Applicable Time, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally by the SEC, the NYSE or the NASDAQ Stock Market or any setting of minimum or maximum prices for trading thereon; (ii) a suspension or material limitation in trading in the Company’s securities by the SEC, the NYSE or the NASDAQ Stock Market; (iii) a general moratorium on commercial banking activities declared by Federal, New York state or Missouri state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States; (iv) any outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any event specified in clause (iv) or (v), in the judgment of the Underwriter, makes it impracticable or inadvisable to proceed with the public offering, sale or delivery of the Securities on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus.

(j)    The Company shall have complied with the provisions of Section 5(f) hereof with respect to the furnishing of the Prospectus and each Issuer Free Writing Prospectus.

(k)    At the Closing Date, the Company shall have furnished or caused to be furnished to the Underwriter, the Forward Seller and the Forward Purchaser a certificate or certificates, dated the Closing Date, of officers of the Company (one of which shall be the chief accounting or financial officer) satisfactory to the Underwriter, the Forward Seller and the Forward Purchaser in which such officers shall state that: the representations and warranties of the Company in this Agreement and that are qualified by materiality are true and correct in all respects and the representations and warranties of the Company in this Agreement not qualified by materiality are true and correct in all material respects, in each case, at and as of the Closing Date, that the Company has complied with all agreements and has satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and that, subsequent to the respective dates as of which information is given in the Pricing Prospectus, there has been no material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or consolidated results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as described in the Pricing Prospectus.

(l)    At the Closing Date, Underwriter’s Counsel shall have been furnished with all such documents, certificates and opinions as Underwriter’s Counsel may reasonably request and that are customary for transactions of a similar nature, in order to evidence the accuracy and completeness of any of the representations, warranties, certificates or other written statements of the Company provided to the Underwriter, the Forward Seller and the Forward Purchaser pursuant to this Agreement, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein contained. All proceedings taken by the Company at or prior to the Closing Date in connection with the authorization, issuance and sale of the Securities as contemplated by this Agreement, including, without limitation, the execution of this Agreement, shall be reasonably satisfactory in form and substance to the Underwriter and Underwriter’s Counsel.

(m)    Unless no Forward Securities are being sold by the Forward Seller to the Underwriter hereunder, the Forward Sale Agreement shall be in full force and effect at the Closing Date and constitutes a valid and binding agreement of the Company, and assuming due authorization, execution and delivery of the Forward Sale Agreement by the Forward Purchaser, the Forward Sale Agreement will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, receivership, liquidation, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

In case any of the conditions specified above in this Section 8 shall not have been fulfilled, this Agreement may be terminated by the Underwriter, the Forward Seller or the Forward Purchaser upon mailing or otherwise delivering written notice thereof to the Company. Any such termination shall be without liability of any party to the other parties except as otherwise provided in Section 7 hereof and except for any liability under Section 9 hereof.

9.    Indemnification and Contribution.

(a)    The Company will indemnify and hold harmless the Underwriter, the Forward Seller, the Forward Purchaser and each agent of the Underwriter, the Forward Seller, the Forward Purchaser against any losses, claims, damages, liabilities or expenses, as and when incurred, to which the Underwriter, the Forward Seller or the Forward Purchaser or any or all of them may become subject, joint or several, under the 1933 Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof), arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will promptly reimburse the Underwriter, the Forward Seller and the Forward Purchaser for any reasonable expenses (including reasonable fees and expenses for no more than one law firm for each of (i) the Underwriter and (ii) the Forward Seller and the Forward Purchaser) when and as incurred by the Underwriter and the Forward Seller and the Forward Purchaser in connection with investigating or defending any such action or claim; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Underwriter, the Forward Seller or the Forward Purchaser, as applicable, expressly for use therein.

(b)    The Underwriter will indemnify and hold harmless the Company, the Forward Seller and the Forward Purchaser against any losses, claims, damages, liabilities or expenses to which they may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein, and will reimburse the Company, the Forward Seller and the Forward Purchaser for any reasonable expenses (including reasonable fees and expenses for no more than one law firm for each of (i) the Company and (ii) the Forward Seller and the Forward Purchaser) when and as incurred by the Company, the Forward Seller and the Forward Purchaser in connection with investigating or defending any such action or claim.

(c)    Promptly after receipt by an indemnified party under Section 9(a) or 9(b) hereof of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under Section 9(a) or 9(b) hereof, notify such indemnifying party in writing of the commencement thereof, but the omission so to notify such indemnifying party shall not relieve such indemnifying party from any liability except to the extent that it has been prejudiced in any material respect by such failure or from any liability that it may have to any such indemnified party otherwise than under Section 9(a) or 9(b) hereof. In case any such action shall be brought against any such indemnified party and it shall notify such indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party under Section 9(a) or 9(b) hereof similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of such indemnified party, be counsel to such indemnifying party), and, after notice from such indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under Section 9(a) or 9(b) hereof for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in any such action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of any such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)    If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under Section 9(a) or 9(b) hereof in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each indemnifying party under Section 9(a) or 9(b) hereof shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by each of the Company, the Underwriter and the Forward Seller, as the case may be, from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 9(c) hereof, then each such indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of each of the Company, the Underwriter and the Forward Seller, as the case may be, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, the Underwriter, and the Forward Seller shall be deemed to be in the same relative proportions as the total net proceeds from such offering (before deducting expenses) received by the Company (which proceeds shall include the proceeds to be received by the Company pursuant to the Forward Sale Agreement assuming Physical Settlement (as such term is defined in the Forward Sale Agreement) of the Forward Sale Agreement on the Effective Date (as such term is defined in the Forward Sale Agreement)), the total underwriting discounts and commissions received by the Underwriter, and the aggregate Spread (as defined in the Forward Sale Agreement) received by the Forward Purchaser under the Forward Sale Agreement, net of any costs associated therewith, as reasonably determined by the Forward Seller, in each case, bear to the aggregate offering price of the Securities, plus such aggregate Spread (net of such costs). The relative fault each of the Company, the Underwriter, and the Forward Seller, as the case may be, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and such parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Underwriter, the Forward Seller and the Forward Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 9(d). The amount paid or payable by such an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above in this Section 9(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(d), (x) the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by the Underwriter and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (y) the Forward Seller shall not be required to contribute any amount in excess of the amount by which the aggregate Spread (as defined in the Forward Sale Agreement) received by the Forward Purchaser under the Forward Sale Agreement exceeds the amount of any damages that the Forward Seller has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)    The obligations of the Company under this Section 9 shall be in addition to any liability that the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee, agent or other representative and to each person, if any, who controls the Underwriter, the Forward Seller or the Forward Purchaser, within the meaning of the 1933 Act or the 1934 Act and each broker-dealer affiliate of the Underwriter, the Forward Seller or the Forward Purchaser; and the obligations of the Underwriter or the Forward Seller under this Section 9 shall be in addition to any liability that the Underwriter or the Forward Seller may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee, agent or other representative and to each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act.

10.    Survival. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Underwriter, the Forward Seller and the Forward Purchaser, as set forth in this Agreement or made by or on behalf of the Company, the Underwriter, the Forward Seller or the Forward Purchaser, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of (i) the Underwriter, or any of its respective officers, directors, employees, agents or other representatives or controlling persons, (ii) the Forward Seller or the Forward Purchaser, or any of its officers, directors, employees, agents or other representatives or controlling persons or (iii) the Company, or any officer or director of the Company who signed the Registration Statement or any controlling person of the Company, and shall survive delivery of and payment for the Securities.

11.    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to Goldman Sachs & Co. LLC, Attention: Registration Department; notices to the Forward Purchaser and the Forward Seller shall be directed to each at Goldman Sachs & Co. LLC, Attention: Registration Department and notices to the Company shall be directed to Ameren Corporation, 1901 Chouteau Avenue, St. Louis, Missouri 63103, facsimile: (314) 554-6328, Attention: Treasurer.

12.    Company Top-Up Securities.

(a)    If in respect of the Forward Sale Agreement (i) all the Conditions are not satisfied on or prior to the Closing Date and the Forward Seller elects, pursuant to Section 1(b) hereof, not to deliver the Forward Securities otherwise deliverable by the Forward Seller, (ii) in the Forward Purchaser’s good faith and commercially reasonable judgment, the Forward Purchaser or its affiliate is unable to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the number of the Forward Securities to be otherwise borrowed and delivered for sale by the Forward Seller hereunder or (iii) in the Forward Purchaser’s good faith and commercially reasonable judgment, the Forward Purchaser or its affiliate would incur a Stock Loan Fee (as defined under the Forward Sale Agreement) of more than a rate equal to 200 basis points per annum to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the number of the Forward Securities to be otherwise borrowed and delivered for sale by the Forward Seller hereunder, then, in each case, the Company shall issue and sell to the Underwriter, pursuant to Section 1(a)(ii) hereof, in whole but not in part, an aggregate number of shares of Common Stock equal to the number of Forward Securities that the

Forward Seller does not so deliver and sell to the Underwriter. In connection with any such issuance and sale by the Company, the Company, the Underwriter, the Forward Purchaser and the Forward Seller shall have the right to postpone the Closing Date for a period not exceeding two business days in order to effect any required changes in any documents or arrangements. The shares of Common Stock sold by the Company to the Underwriter pursuant to this Section 12(a) in lieu of Forward Securities are referred to herein as the “Company Top-Up Securities.”

(b)    The Forward Purchaser and the Forward Seller shall not have any liability whatsoever for any Forward Securities that the Forward Seller does not deliver and sell to the Underwriter or any other party if (i) all of the Conditions are not satisfied on or prior to the Closing Date and the Forward Seller elects, pursuant to Section 1(b) hereof, not to deliver and sell to the Underwriter the Forward Securities otherwise deliverable by the Forward Seller, (ii) in the Forward Purchaser’s good faith and commercially reasonable judgment, it or its affiliate is unable to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the number of the Forward Securities to be sold by the Forward Seller to the Underwriter hereunder or (iii) in the Forward Purchaser’s good faith and commercially reasonable judgment, it or its affiliate would incur a Stock Loan Fee (as defined under the Forward Sale Agreement) of more than a rate equal to 200 basis points per annum to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the number of the Forward Securities to be otherwise borrowed and delivered for sale by the Forward Seller hereunder.

13.    Termination. If this Agreement is terminated, including if any of the conditions in Section 8 hereof have not been fulfilled, the Company Top-Up Securities are not delivered by or on behalf of the Company as provided herein, or the Company does not comply with its other obligations as provided herein, the Company will reimburse (i) the Underwriter for all out-of-pocket expenses approved in writing by the Underwriter, including fees and disbursements of Underwriter’s Counsel, reasonably incurred by the Underwriter in making preparations for the consummation of the transactions contemplated by the Transaction Documents and (ii) the Forward Seller and the Forward Purchaser for all out-of-pocket expenses approved in writing by the Forward Seller and the Forward Purchaser, including fees and disbursements of Davis Polk & Wardwell LLP, reasonably incurred by the Forward Seller and the Forward Purchaser in making preparations for the consummation of the transactions contemplated by the Transaction Documents, but the Company shall then be under no further liability to the Underwriter, the Forward Seller or the Forward Purchaser except as provided in Sections 7 and 9 hereof.

14.    No Fiduciary Duty. The Company hereby acknowledges that each of the Underwriter, the Forward Seller and Forward Purchaser is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, none of the Underwriter, the Forward Seller or the Forward Purchaser are advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the offering of Securities contemplated hereby. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated by the Transaction Documents, and the Underwriter, the Forward Seller and the Forward Purchaser shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriter, the Forward Seller or the Forward Purchaser of the Company, the transactions contemplated by the Transaction Documents or other matters relating to such transactions will be performed solely for the benefit of the Underwriter, the Forward Seller and the Forward Purchaser, respectively, and shall not be on behalf of the Company.

15.    Governing Law; Miscellaneous. The rights and duties of the parties to this Agreement shall, pursuant to New York General Obligations Law Section 5-1401, be governed by the law of the State of New York. This Agreement shall be binding upon, and inure solely to the benefit of, the Company, the Underwriter, the Forward Seller and Forward Purchaser, except to the extent provided in Section 9(e) hereof, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No person who purchases any of the Securities from the Underwriter shall be deemed a successor or assign by reason merely of such purchase. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. Time shall be of the essence of this Agreement. The word “or” shall not be exclusive, and all references in this Agreement to the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or subdivision hereof, and the captions to such Sections and subdivisions are for convenience only and shall not affect the construction hereof. The Company is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal or state income tax benefits expected to be claimed with respect to such transaction, without the Underwriter, the Forward Seller or the Forward Purchaser imposing any limitation of any kind.

16.    Qualified Financial Contracts. In the event that the Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from the Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. In the event that the Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of the Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against the Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States. “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (x) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (y) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please sign and return to the Company the enclosed duplicate hereof.

Very truly yours,

AMEREN CORPORATION

By:	/s/ Darryl T. Sagel
Name:	Darryl T. Sagel
Title:	Vice President and Treasurer

Accepted as of the date hereof:

GOLDMAN SACHS & CO. LLC in its capacity as Underwriter

By:	/s/ Elizabeth Wood
Name:	Elizabeth Wood
Title:	Managing Director

Accepted as of the date hereof:

GOLDMAN SACHS & CO. LLC in its capacity as Forward Seller

By:	/s/ Mike Voris
Name:	Mike Voris
Title:	Managing Director

GOLDMAN SACHS & CO. LLC

Acting in its capacity as Forward Purchaser,

solely as the recipient and/or beneficiary of

certain representations, warranties,

covenants and indemnities set forth in

this Agreement

By:	/s/ Elizabeth Wood
Name:	Elizabeth Wood
Title:	Managing Director

SCHEDULE I

List of Persons Subject to Lock-Up

Warner L. Baxter

Martin J. Lyons, Jr.

Richard J. Mark

Michael L. Moehn

Chonda J. Nwamu

Sch. I

SCHEDULE II

(a)	Issuer Free Writing Prospectuses to be included in the Pricing Disclosure Package: None.

(b)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package: None.

(c)	Information part of the Pricing Disclosure Package to be conveyed orally to investors at or about the time of pricing:

Shares of Common Stock
Offered by the Forward Seller:	7,549,205 shares

Public Offering Price:	$74.30 per share

Settlement Date (T+2):	August 7, 2019

Sch. II

SCHEDULE III

Significant Subsidiaries

Union Electric Company

Ameren Illinois Company

Sch. III

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

August 5, 2019

GOLDMAN SACHS & CO. LLC

200 WEST STREET

NEW YORK, NEW YORK 10282

Re:	Proposed Public Offering by Ameren Corporation

Ladies and Gentlemen:

The undersigned, a shareholder of Ameren Corporation, a Missouri corporation (the “Company”), understands that Goldman Sachs & Co. LLC (the “Underwriter”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering of shares (the “Securities”) of the Company’s common stock, $.01 par value per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as a shareholder and an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Underwriter that, during a period of 60 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of the Underwriter, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Very truly yours,

Signature:

Print Name:

Title:

A-1